Exhibit 2(D)

                                PLEDGE AGREEMENT


     This Agreement made this 3RD day of APRIL , 1998 by and BETWEEN PETER S. STEELE (herein called "Pledgor"), and STRATEGIC SOLUTIONS GROUP, INC., a Delaware corporation (herein called "Pledgee"), relating to the shares of stock of U.S. TECHNOLGIES, INC., a Florida corporation and SSGI-UST ACQUISITION CORPORATION, a Florida corporation (herein collectively "Company").

                              W I T N E S S E T H

     WHEREAS, Company is duly indebted to Pledgee in the principal amount of Six Hundred Thousand ($600,000.00) Dollars ("Loan") evidenced by a Promissory Note of Company ("Note") of even date herewith; and

     WHEREAS, in order to induce Pledgee to make the Loan to Company as evidenced by the Note and as a part of the security for the prompt payment of the Note in accordance with its terms, Pledgor has agreed to pledge all of his shares of stock in Company (the "Shares"), which together with the shares of stock owned by Pledgee, Trent On Dorchester Limited Liability Company and Starr Securities, Inc., constitute one hundred percent (100%) of the issued and outstanding shares of stock of Company; and

     WHEREAS, Pledgor has recognized and will recognize a substantial benefit from the Loan and hereby represents to Pledgee that such benefit constitutes significant and substantial consideration for Pledger's pledge of the Shares hereunder.

     NOW, THEREFORE, in consideration of the promises and premises herein set forth and the consideration cited above and for other good and valuable consideration the receipt and sufficiency which is hereby acknowledged by the parties, and intending to be legally bound hereby, the parties agree as follows:

     1. In consideration of the foregoing, the Pledgor herewith pledges, delivers and assigns to the Pledgee all of his right, title and interest in the Shares, duly endorsed in blank, and does hereby appoint Pledgee, or its nominee, Pledgor's true and lawful attorney and in his name, place and stead, to cause the Shares to be transferred to the name of the Pledgee at the sole option of the Pledgee.

     2. The Pledgor does hereby represent and warrant:

        (a) that, except as pledged herein, Pledgor has not sold, assigned, transferred, pledged, granted any security interest in or otherwise hypothecated the Shares in any manner whatsoever and that the Shares are pledged herewith free and clear of any and all liens, encumbrances, pledges, restrictions, security interest and agreements; and


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        (b) that Pledgor has full power and authority to execute and deliver this Pledge Agreement and to pledge the Shares hereunder, that this Agreement constitutes the valid and binding obligation of Pledgor enforceable in accordance with its terms, and that the pledge of the Shares contained herein is not in violation of any agreement, undertaking or obligation of Pledgor.

     3. Pledgee shall hold the Shares as security for the payment of the Note and will not at any time dispose of or encumber the same except as herein provided. While Pledgee is the holder of the Shares, it shall not collect dividends thereon and the Pledgor shall have the right to cast any vote on the Shares so long as an Event of Default, as defined herein, has not occurred and, if Pledgee has exercised its right to have the Shares registered in its name as aforesaid, Pledgee agrees to execute any and all proxies in favor of Pledgor that may be required. Upon the payment of the Note in full, Pledgee shall re-transfer or re-deliver the Shares to Pledgor.

     4. Upon the occurrence of an Event of Default, as defined herein, Pledgee shall become the one hundred percent (100%) owner of the Shares and shall thereafter have the right to vote the shares, and further Pledgee is hereby granted all of the rights and remedies accorded a secured party under the Uniform Commercial Code and may, upon ten (10) days prior written notice to Pledgor, sell, lease or otherwise dispose of the Shares pledged, at any time or from time to time, in whole or in part, at public or private sale, without advertisement or notice of sale, all of which are hereby waived. Any purchaser at any such sale (which terms shall include the Pledgee in the case of a public sale) shall receive the Shares free and clear of all rights of redemption or other rights or claims of Pledgor, all of which are hereby waived. Notwithstanding the foregoing, Pledgor shall not be liable for any deficiency in the event that the proceeds of any such sale are not sufficient to satisfy the Note.

     5. An Event of Default hereunder is defined as an Event of Default under the terms of the Note or any breach by Pledgee of any term herein.

     6. This is the entire agreement between the parties hereto and may be changed only by a written instrument signed by the party against whom any charge is sought to be enforced.

     7. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Florida.


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     8. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

     EXECUTED the day and year first above written.





/s/ SHERYL TUCKER                       By: /s/ PETER S. STEELE
_______________________________             ___________________
Witness                                     Peter S. Steele


Accepted:

/s/ JOHN J. CADIGAN
_______________________________
Strategic Solutions Group, Inc.
by John J. Cadigan, President


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